As filed with the Securities and Exchange Commission on October 6, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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NEOS ETF Trust

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NEOS ETFs – Every Vote Counts Reminder (Video Transcript)

Garrett Paolella (00:01.00)

Hey everyone, Garrett Paolella from NEOS here. You may be wondering why we keep reaching out and asking you to vote. The simple answer is we need every shareholder to vote, no matter how big or small. We're really excited about this next chapter with Goldman Sachs Asset Management, and your vote is needed to help us move that forward. We'll continue to be here managing the current funds as well as innovate new products. So, if you haven't voted yet, just click the link below. It only takes a minute, and we really appreciate your support.